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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997, in the Registration Statement (Form
S-4, No. 333-   ) and related Prospectus of Young Broadcasting Inc. for the offer to exchange Series B 8 3/4% Senior Subordinated Notes due 2007 for all outstanding 8 3/4% Senior Subordinated Notes due 2007.


                                        /s/ Ernst & Young LLP


New York, New York
July 15, 1997